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                    CORPORATE OVERVIEW
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                    PRESS RELEASE
                    MARCH 15, 2000

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                    CONNING CORPORATION ANNOUNCES
                    APPOINTMENT OF NEW HEAD OF ASSET
                    MANAGEMENT DIVISION

                    ST. LOUIS, March 15, 2000 -- Conning Corporation (NASDAQ:CNNG) reported today that Frank D. Campbell has been appointed interim head of Conning's asset management division. Mr. Campbell has assumed the responsibilities formerly held by Donald L. McDonald, who has resigned to pursue other interests. Mr. McDonald had been Executive Vice President since 1998.

                    Mr. Campbell has been an officer with Conning in the asset management division since 1995. Prior to joining Conning, he worked for almost 20 years with a major insurance conglomerate, managing insurance and pension investment portfolios and serving as chief economist. He is a graduate of the University of Pennsylvania and has earned a masters degree in economics from Yale University.

                    Conning provides asset management services primarily to insurance companies and institutional investors having discretionary assets under management, manages private equity funds investing in insurance and insurance-related companies, and conducts in-depth research on the insurance industry.

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